Section 906 Certifications

I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: July 28, 2010

/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: July 28, 2010

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR
Period (s) ended May 31, 2010

Putnam Arizona Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam High Yield Advantage Fund
Putnam Equity Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam New Jersey Tax Exempt Income Fund
Putnam Michigan Tax Exempt Income Fund
Putnam Asset Allocation: Equity Portfolio